UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2019

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2019, Lynn Smull was named as Chief Financial Officer of Gevo, Inc. (the “Company”) and was also designated as the Company’s principal financial officer for Securities and Exchange Commission reporting purposes, in each case effective as of December 16, 2019.

Mr. Smull, age 58, has served as Chief Financial Officer of One Energy Enterprises, a distributed-generation wind energy developer and owner using utility-scale turbines, from March 2018 to August 2019. From September 2016 to March 2018, he served as President of WElink Energy US, LLC, an international investor and provider of renewable energy and low-carbon housing solutions. Prior to WElink Energy US, LLC, Mr. Smull served as Head of Foresight Group US, LLC, an independent infrastructure and private equity investment manager from March 2015 to August 2016, and as a consultant with LLS Consulting, providing advisory services to private equity firms on large power and infrastructure investments and transactions, from 2013 to March 2015.

In connection with his employment, the Company entered into an offer letter agreement with Mr. Smull (the "Offer Letter), which provides for an initial base salary of $300,000, subject to annual adjustment by the Board of Directors of the Company (the “Board”), and he will receive a signing bonus of $25,000, paid on or about his first day of work. He will be eligible to participate in the Company’s bonus and equity programs at the discretion of the Board. Mr. Smull will also participate in the benefit programs generally provided to other employees of the Company. If Mr. Smull’s employment is terminated by the Company for any reason, he will be entitled to receive severance in the amount of three months of his base salary.

In connection with his appointment as Chief Financial Officer, the Company also agreed to grant Mr. Smull an equity award valued at $150,000 to be issued under the Company’s Amended and Restated 2010 Stock Incentive Plan. The equity award will be issued to Mr. Smull sometime after his employment with the Company begins.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated November 9, 2019, by and between Gevo, Inc. and L. Lynn Smull.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: November 15, 2019	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel and Secretary